HemaCare Reports Profitable Second Quarter

Sales Growth and Income From Discontinued Operations Produce $841,000 Improvement in Net Income

LOS ANGELES, CA -- 08/13/2008 -- HemaCare Corporation (OTCBB: HEMA) announced today a substantial improvement in the second quarter of 2008 when compared to the same period of 2007. Net income in the quarter was $428,000, which included $263,000 from discontinued operations. In the second quarter of 2007, the Company reported a loss of $413,000, which included $201,000 in income from discontinued operations.

Sales from continuing operations were $9.6 million, 14% greater than the same period of 2007. Net income from continuing operations was $165,000, compared to a second quarter 2007 loss of $614,000. In addition, the second quarter of 2008 included a $65,000 charge to recognize a billing adjustment from prior years. Without this one-time charge, the Company's continuing operations generated $230,000 in net income.

Revenue from the Company's blood products segment grew 9% in the quarter to $7.4 million, principally from increasing sales of red blood cell products from the Company's California and Maine operations. Sales growth, combined with cost containment initiatives, resulted in segment gross profits of $1,114,000, a 26% improvement from the prior year period. The gross profit percentage for this business segment improved to 15% in the second quarter from 13% for the prior year quarter.

Blood services revenue grew 31% to $2.2 million, primarily from a 27% increase in the number of therapeutic apheresis procedures performed in the quarter. Sales growth, together with improved operating efficiencies, resulted in a $433,000, or 182%, increase in gross profit in the quarter to $671,000. This business segment's gross profit percentage improved to 31%, compared to only 14% for the same quarter of 2007.

General and administrative expenses declined 13%, or $221,000, in the quarter, mostly from a decline in officer compensation as a result of the 2007 recognition of $326,000 in severance expenses for the Company's former Chief Executive Officer which were not present in 2008. In addition, declining utilization of outside consultants and temporary personnel in the second quarter of 2008 resulted in a $108,000 decrease in these costs compared to the second quarter of 2007. Increased matching expenses related to the Company's 401(k) and increased management bonus accrual, both outcomes from the overall improvement in profitability in 2008 compared to 2007, partially offset the decreases in officer compensation, outside consultants and temporary personnel. For the second quarter of 2008, general and administrative expenses represented 16% of revenue, a decrease from 21% reported from continuing operations in the same period of 2007.

For the first six months of 2008, the Company generated $18.2 million in revenue from continuing operations, representing a $1.4 million, or 8%, increase compared to the same period of 2007. Gross profit from continuing operations for the first six months of 2008 increased $1.0 million, or 44%, comprised of a 28% increase in gross profit from the Company's blood products business segment, and an 83% increase from the Company's blood services segment. The Company generated $515,000 in net income in the first six months, compared to a $760,000 loss for the same period of 2007, representing a $1,275,000 improvement year over year.

Commenting on the results, Jay Steffenhagen, the Company's Chairman and Interim Chief Executive Officer, stated, "The HemaCare staff has done a terrific job in returning the Company to profitability. This is the third consecutive quarter of profits from continuing operations. In addition, the Company continues to identify initiatives that will benefit future results."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to, statements regarding the progress in returning HemaCare to growth and profitability and the management team's continued identification of initiatives that will benefit future results. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: the Company reported losses for all of 2007 and may not return to profitability, the Company is in default under the HemaBio notes which could result in acceleration of note obligations which the Company has insufficient resources to satisfy; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company's lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company's dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company's industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company's charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company's common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

                              HemaCare Corporation
                          Condensed Consolidated Data
                                  (Unaudited)

                         Three Months Ended         Six Months Ended
                               June 30,                  June 30,
                           2008       2007           2008       2007
                        ---------- ----------    ----------- -----------
Statements of Income
 (Operations):

Revenues                $9,562,000 $8,418,000    $18,168,000 $16,772,000

Gross Profit            $1,785,000 $1,122,000    $ 3,287,000 $ 2,276,000
                        ---------- ----------    ----------- -----------

General and
 administrative
 expenses               $1,515,000 $1,736,000(1) $ 2,925,000 $ 3,208,000(1)

Other expense           $   65,000 $        -    $    65,000 $         -
                        ---------- ----------    ----------- -----------

Income (loss) before
 income taxes and
 discontinued
 operations             $  205,000 $ (614,000)   $   297,000 $  (932,000)

Provision for income
 taxes                  $   40,000 $        -    $    45,000 $         -

                        ---------- ----------    ----------- -----------
Net income (loss) before
 discontinued
 operations             $  165,000 $ (614,000)   $   252,000 $  (932,000)
                        ---------- ----------    ----------- -----------

Income from discontinued
 operations, net of tax
 impact                 $  263,000 $  201,000    $   263,000 $   172,000
                        ---------- ----------    ----------- -----------

Net income (loss)       $  428,000 $ (413,000)   $   515,000 $  (760,000)
                        ========== ==========    =========== ===========

Basic earnings (loss)
 per share              $     0.04 $    (0.05)   $      0.06 $     (0.09)
                        ========== ==========    =========== ===========

Diluted earnings (loss)
 per share              $     0.04 $    (0.05)   $      0.06 $     (0.09)
                        ========== ==========    =========== ===========
Weighted average shares
 outstanding - basic     9,635,000  8,673,000      9,272,000   8,354,000
                        ========== ==========    =========== ===========

Weighted average shares
 outstanding - diluted   9,654,000  8,673,000      9,283,000   8,354,000
                        ========== ==========    =========== ===========

(1) Includes $326,000 in non-recurring severance expenses to the Company's former Chief Executive Officer.

                                                    June 30,   December 31,
                                                      2008         2007
                                                  ------------ ------------
Balance Sheets:

Assets
Cash and cash equivalents                         $    289,000 $    420,000
Other current assets                                 7,922,000    7,135,000
Non-current assets                                   4,636,000    4,939,000
                                                  ------------ ------------
Total assets                                      $ 12,847,000 $ 12,494,000
                                                  ============ ============

Liabilities and Shareholders' Equity
Current liabilities                               $  8,292,000 $  8,791,000
Long-term liabilities                                  668,000      631,000
Shareholders' equity                                 3,887,000    3,072,000
                                                  ------------ ------------
Total liabilities and shareholders' equity        $ 12,847,000 $ 12,494,000
                                                  ============ ============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com